UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2014

FARO TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Florida	0-23081	59-3157093
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Technology Park, Lake Mary, Florida 32746

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (407) 333-9911

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 9, 2014, FARO Technologies, Inc. (the “Company”) entered into an Agreement of Lease (Amendment and Restatement) (the “Lease Agreement”) with 290 National Road Limited Partnership (the “Landlord”) with respect to the Company’s new facility located at 290 National Road, Exton, Pennsylvania (the “Building”). The Company plans to relocate its Kennett Square facility to the Building in a staged process over the next several months. The Lease Agreement amends and restates the Agreement of Lease, dated June 15, 2013, between the Company the Landlord for a portion of the Building consisting of approximately 68,240 square feet. Pursuant to the Lease Agreement, the Company has agreed to, among other items, lease the entire rentable space of the Building containing approximately 90,364 square feet and extend the initial term of the lease by two years to August 1, 2026. Under the terms of the Lease Agreement, the Company will pay the Landlord during the first year of the lease term, which began on July 15, 2014, a base rent of $617,880.90, or $8.45 per square foot for 73,122 square feet of the Building, and no base rent for 17,242 square feet of the Building, in equal monthly installments of $51,490.08. During the second year of the lease, the Company will pay the Landlord a base rent of $711,164.10, as follows:

•	for the first six months of the second year of the term of the lease, equal monthly installments of $53,013.45, or $8.70 per square foot for 73,122 square feet of the Building and no base rent for 17,242 square feet of the Building; and

•	for the second six months of the second year of the term of the lease, equal monthly installments of $65,513.90, or $8.70 per square foot for the entire 90,364 square feet of the Building.

For each succeeding year of the lease through the expiration of the initial term, the Company will pay the Landlord base rent for the entire 90,364 square feet of the Building and the base rent per square foot of the Building will increase 3% per year of the remaining term of the lease.

The Company has the option to renew the lease for three additional terms of five years each with the base rent for the first year of each such renewal term being equal to the greater of (1) 95% of the then fair market rent for similar industrial space in the Exton, Pennsylvania area in its shell condition and (2) 103% of the base rent payable for the immediately preceding year of the lease term.

The foregoing description of the Lease Agreement does not purport to be complete and is qualified in its entirety by reference to the Lease Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Agreement of Lease (Amendment and Restatement) between 290 National Road Limited Partnership and FARO Technologies, Inc., dated as of September 9, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARO Technologies, Inc.

September 12, 2014	/s/ Jody S. Gale
	By:	Jody S. Gale
	Its:	Senior Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Agreement of Lease (Amendment and Restatement) between 290 National Road Limited Partnership and FARO Technologies, Inc., dated as of September 9, 2014